ADDENDUM TO NOTE PURCHASE AGREEMENT


                  AGREEMENT dated April 2,1996 by and among FACTORY STORES OF AMERICA, INC., a Delaware corporation with offices at 230 North Equity Drive, Smithfield, North Carolina 27577 (the "Borrower"), BLACKACRE BRIDGE CAPITALL.L.C., a Delaware limited liability company with offices at 950 Third Avenue, NewYork, New York 10022 ("Blackacre"), GILDIEA MANAGEMENT COMPANY, a Delaware corporation with offices at 115 E Putnam Avenue, Greenwich, Connecticut 06830 ("Gildea") and Network Fund III, Ltd., a Cayman Islands corporation (the"Designee").


                              PRELIMINARY STATEMENT

                  Borrower, Blackacre and Gildea have entered into a Note Purchase Agreement dated as of April 2, 1996 (the "Note Purchase Agreement"), pursuant to which, among other things, Borrower has agreed to sell and issue to designees of Blackacre and Gildea, and Blackacre and Gildea have agreed to cause their designees to purchase from Borrower, exchangeable subordinated notes in an aggregate principal amount up to $25 million and senior notes in an aggregate principal amount of $5 million from Borrower. Borrower, Blackacre and Gildea desire that the Designee be substituted as the purchaser of certain of such notes as contemplated by section 17 of the Note Purchase Agreement.

                  Accordingly, the parties hereto agree as follows.

1 DEFINED TERMS. All capitalized terms used herein which are not otherwise expressly defined herein shall have the meanings set forth in the Note Purchase Agreement.

2. IDENTIFICATION OF THE DESIGNEE. The Designee is hereby identified as a designee in accordance with section 17 of the Note Purchase Agreement.

3.       PURCHASE AND SALE.

         a. Borrower hereby agrees to issue and sell to the Designee at the Closing the type and principal amount of Notes set forth opposite such Designee's name on Exhibit A hereto.

         b. The Designee agrees to purchase such Notes from the Borrower at the Closing.

4.       PURCHASE PRICE AND PAYMENT.



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         a.       The aggregate purchase price payable to Borrower for the Notes shall be the amount set forth opposite such Designee's name on Exhibit A hereto under the caption "Purchase Price" (the "Purchase Price").

         b. At the Closing the Purchase Price payable to Borrower shall be paid by the Designee in accordance with the instructions set forth on Exhibit A under the caption "Wire Transfer Instructions For Borrower" by wire transfer of immediately available funds to the account indicated by the Borrower in such instructions.

5. NOTE PURCHASE AGREEMENT. By its execution and delivery hereof each of the undersigned agrees and acknowledges that for all purposes hereof the Designee shall be deemed to be a Designee party to, and shall be bound by the terms and conditions of and shall be entitled to all of the rights, privileges, benefits and remedies of, the Note Purchase Agreement as though such Designee had been a Designee party to the Note Purchase Agreement. In addition, Designee shall be deemed to have made (with respect to itself only) each of the representations and warranties set forth in Section 7 of the Note Purchase Agreement. The Designee shall be entitled to the rights, privileges, benefits and remedies including, without limitation, the representations, warranties, covenants, agreements, indemnifications and undertakings of the Borrower as well as the remedies upon an Event of Default, of a Designee, and shall fulfill all of the obligations of Blackacre and Gildea or the Designees, as the case may be, relating to the Notes purchased by the Designee.


                   [Balance of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                            FACTORY STORES OF AMERICA, INC


                            By:      /s/ C. Cammack Morton
                            Name:    C. Cammack Morton
                            Title:   President and Chief Operating Officer




                            BLACKACRE BRIDGE CAPITAL, L.L.C.

                            By:      Blackacre Capital Management Corp.,
                                     managing member


                            By: /s/ Jeffrey B. Citrin
                            Name:    Jeffrey B. Citrin
                            Title:   President




                            GILDEA MANAGEMENT COMPANY


                            By: /s/ William P. O'Donnell
                            Name: William P. O'Donnell
                            Title: Vice President




                            NETWORK FUND III, LTD.


                            By: /s/ William P. O'Donnell
                            Name: William P. O'Donnell
                            Title: Managing Director


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                                                                       EXHIBIT A


                           Closing Date                                     Principal            Purchase
  Name of                  or Subsequent             Type of               Amount of                Price
the Designee               Funding Date                 Note                   Note              of  Note
Network Fund,                                      Exchangeable
      III, Ltd.            Closing Date                 Note               $5,000,000            $5,000,000




                        Wiring Instructions for Borrower


Factory Stores of America, Inc.
c/o Centura Bank
Smithfield, NC 27577

ABA #053100850
Account #0551037352






















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